EXHIBIT 4.1






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

                Incorporated Under the Laws Of The State of Texas

         Number                      Shares
    [GRAPHIC OMITTED]


                          D I R E C T  W I R E L E S S C
                               OMMUNICATIONS, INC.

         The Corporation is authorized to issue 10,000,000 Common Shares

                                  COMMON STOCK

THIS CERTIFIES THAT ______________________SAMPLE CERTIFICATE______________ IS THE OWNER OF THE SHARES SET FORTH HEREON, FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.




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